UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Take-Two Interactive Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

September 7, 2022

Dear Shareholder:

We have previously sent you proxy material for the upcoming Take-Two Interactive Software Inc. Annual Shareholder Meeting, to be held on September 16th, 2022.

As the Annual Meeting is less than two weeks away, please ensure that your shares are counted by taking a moment to

VOTE YOUR SHARES TODAY.

Our Board of Directors believe the proposals listed on the agenda are in the best interests of the Company and its shareholders and therefore unanimously recommends that you vote “FOR” all Director Nominees, “FOR” the Advisory vote to approve executive compensation and “FOR” the Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

For your convenience, you can feel free to:

•	vote your shares online (as detailed on the enclosed proxy card)

•	vote your shares by telephone (as detailed on the enclosed proxy card)

•	sign, date and return the enclosed proxy card, via mail, utilizing the enclosed return envelope

REMEMBER– EVERY SHARE AND EVERY VOTE COUNTS, SO PLEASE VOTE TODAY!!!

If you have any questions, please call or email our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or proxy@mackenziepartners.com.

Thank you for your continued support.

Sincerely,

Your Board of Directors